                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 9, 2001
                                                           -------------




                        Environmental Power Corporation
                        -------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                 0-15472               04-2782065
          --------                 -------               ----------
 (State of other jurisdiction    (Commission            (IRS Employer
        of incorporation)        File Number)         Identification No.)

          500 Market Street, Suite 1-E, Portsmouth, New Hampshire 03801
                    (Address of principal executive offices)


                                 (603) 431-1780
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

On April 10, 2001, Environmental Power Corporation and certain of its wholly-owned subsidiaries (the "Defendants") received aggregate proceeds of $1,500,000 from B&W Sunnyside, Inc., NRG Sunnyside, Inc. and certain of their affiliates (the "Plaintiffs") as consideration pursuant to a Binding Settlement Agreement (the "Settlement") dated April 9, 2001. The Settlement resolved a legal proceeding between the Plaintiffs and Defendants which had been ongoing since May 3, 1996. The nature of the legal proceeding and the terms and conditions of the Settlement are described in Exhibit 10.02 to this filing.

At the time of making the Settlement, the Defendants had recorded on their balance sheets aggregate contingent obligations pertaining to the Sunnyside Project of approximately $1.2 million due to third party creditors. As part of the Settlement, the Defendants were formally released from contingent obligations which amounted to $177,961. Because of the terms of the Settlement, which terms represented a substantial compromise of their previous claims against the Plaintiffs, the Defendants are presently considering their rights and obligations with respect to the remaining contingent obligations. Until the Defendants resolve these remaining issues, the unsettled contingent obligations will remain recorded on their balance sheets.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)  EXHIBITS

       10.02 Binding Settlement Agreement dated April 9, 2001 between Sunnyside II, L.P., Sunnyside I, Inc., NRG Energy, Inc., Babcock & Wilcox Investment Company, and Sunnyside Cogeneration Associates (collectively the "Plaintiffs") and Environmental Power Corporation, Sunnyside Power Corporation, Kaiser Systems, Inc. and Kaiser Power of Sunnyside, Inc. (collectively the "Defendants").

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. Certain statements contained in this Report, and in any other written or oral statements made by or on behalf of the Registrant, such as statements concerning the resolution of contingent obligations and other statements regarding matters that are not historical facts, are forward looking statements as such term is defined in the Act. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the inability to predict the course or outcome of any contract or other negotiations, the uncertainties relating to general economic conditions and cyclical industry conditions, the amount and rate of growth in expenses, the legal environment, and the competitive environment in which the Registrant operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION


April 23, 2001                         /s/ William D. Linehan
                                     -----------------------------------------

                                     William D. Linehan
                                     Treasurer and
                                     Chief Financial Officer
                                     (principal accounting officer
                                     and authorized officer)